Exhibit 5.1

December 18, 2006

Board of Directors

Primal Solutions, Inc.

18881 Von Karman Avenue

Suite 500

Irvine, California 92612

Bryan Cave LLP

2020 Main Street, Suite 600
Irvine, CA 92614-8226
Tel (949) 223-7000
Fax (949) 223-7100
www.bryancave.com

Chicago
Hong Kong
Irvine
Jefferson City
Kansas City
Kuwait
Los Angeles
New York
Phoenix
Shanghai
St. Louis
Washington, DC

And Bryan Cave,
A Multinational Partnership,

London

Gentlemen:

We have acted as special counsel to Primal Solutions, Inc., a Delaware corporation (the “Company”) in connection with the Company’s filing of a Registration Statement on Form SB-2 (Registration No. 133709), as amended (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to 28,170,109 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”). The Shares are to be offered by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) from time to time pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act. The Shares consist of (i) 1,750,000 shares (the “Issued Shares”) of Common Stock that were issued by the Company in connection with certain private placements in 2006 (each individually and collectively the “Private Placements”), (ii) 16,331,250 shares of Common Stock (the “Notes Shares”) issuable upon conversion of the principal and any accrued but unpaid interest on the Company’s 5% Senior Secured Convertible Notes (the “Notes”) issued in one of the Private Placements, and (iii) 10,088,859 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants (the “Warrants”) issued in the Private Placements.

In connection herewith, we have examined:

1.               the Certificate of Incorporation, as amended and corrected, of the Company;

2.               the Amended and Restated Bylaws of the Company;

3.               the Notes;

4.               the Warrants; and

5.               the Registration Statement.

We have also examined originals or copies, certified or otherwise  identified to our satisfaction, of such corporate records, agreements and instruments of the Company,

statements and certificates of public officials, officers of the Company and of the Selling Stockholders, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.  In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.  When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.               The Issued Shares have been duly authorized and are validly issued, fully paid and non-assessable.

2.               The Note Shares have been duly authorized and, when issued in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable.

3.               The Warrant Shares have been duly authorized and, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

This opinion is not rendered with respect to any laws other than the laws of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as part thereof.  We also consent to your filing of copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission.

Very truly yours,

/s/ Bryan Cave LLP